UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 18, 2014

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

811 Main Street, Suite 2100, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Key Employee Retention Agreements

On September 18, 2014, Endeavour Energy UK Limited, a wholly owned subsidiary of Endeavour International Corporation (“Endeavour” or the “Company”) have entered Key Employee Retention Plan Agreements (“KERP Agreements”) with certain key employees to insure their continued involvement or employment with the Company in the event the Company is unable to come to terms with the various capital providers on restructuring the Company’s debt prior to the end of the cure period (September 30, 2014). The Company entered into KERP Agreements with James J. Emme, Executive Vice President North America; Catherine L. Stubbs, Senior Vice President and Chief Financial Officer; and Derek A. Neilson, Managing Director, U.K. Operations, effective September 19, 2014. Pursuant to the KERP Agreements, if the executive continues his/her employment and is not terminated for cause, the executive shall be entitled to receive the following payments:

•	an amount payable (the “Commitment Amount”) on September 26, 2014, subject to clawback should the executive resign, or his/her employment is terminated with cause prior to the Transaction Date, or September 26, 2015; and

•	an amount payable (the “Retention Bonus”) within 15 calendar days following the Transaction Date,

“Transaction Date” means: the date of the earlier to occur of: (i) the closing date of any out of court agreement for the structuring of Endeavour Operating Corporation’s (“EOC”) balance sheet, (ii) the effective date of a confirmed plan of reorganization under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) providing for the restructuring of EOC’s balance sheet, (iii) the closing date of a sale of all or substantially all of the assets or a majority of the outstanding stock of EOC in one or more transactions under section 363 of the Bankruptcy Code or pursuant to a confirmed chapter 11 plan, and (iv) the date of the entry of an order of a United States Bankruptcy Court ordering the conversion of Endeavour’s chapter 11 case to a case under chapter 7 of the Bankruptcy Code.

The Commitment Amounts and Retention Bonus were awarded as follows:

	Commitment Amount	Retention Bonus
James J. Emme	$237,500	$237,500
Catherine L. Stubbs	$162,500	$162,500
Derek A. Neilson	£100,000	£100,000

The foregoing description of the KERP Agreements does not purport to be complete and is qualified in its entirety by reference to the KERP Agreements which are filed as Exhibits 10.2, 10.3 and 10.4 to this Form 8-K and are incorporated herein.

Change in Control Termination Benefits Agreement

On September 18, 2014, Endeavour Energy UK Limited, a wholly owned subsidiary of the Company, entered into a change in control termination benefits agreement (the “CIC Agreement”) for Derek A. Neilson, Managing Director, U.K. Operations. The CIC Agreement was approved by the Compensation Committee of the Company’s Board of Directors on September 18, 2014.

The CIC Agreement provides similar benefits to change in control termination benefits agreements held by the Company’s other two executive officers, including primarily that if the executive’s employment is terminated within 24 months following a change in control by the Company without cause or by the executive for good reason, the executive shall be entitled to receive the following payments:

•	an amount equal to two times the executive’s annual base salary;

•	an amount equal to two times the executive’s average bonus for the three years prior to which the date of termination occurs;

•	a pro rata portion of the executive’s annual target bonus for the year in which such termination occurs;

•	a non-solicitation period of one year after the date of termination; and

•	continuation of health benefits for a period of 18 months following the date of termination, with the Company continuing to pay the same portion of the premiums as it does for current employees.

The foregoing description of the CIC Agreement does not purport to be complete and is qualified in its entirety by reference to the CIC Agreement which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1 – Change in Control Termination Benefits Agreement between the Company and Derek Neilson.

10.2 – Key Employee Retention Plan Agreement between the Company and James J. Emme.

10.3 – Key Employee Retention Plan Agreement between the Company and Catherine L. Stubbs.

10.4 – Key Employee Retention Plan Agreement between the Company and Derek Neilson.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

September 24, 2014	By:	/s/ Catherine L. Stubbs

Name: Catherine L. Stubbs
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Change in Control Termination Benefits Agreement between the Company and Derek Neilson
10.2	Key Employee Retention Plan Agreement between the Company and James J. Emme
10.3	Key Employee Retention Plan Agreement between the Company and Catherine L. Stubbs
10.4	Key Employee Retention Plan Agreement between the Company and Derek Neilson